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                                                                 EXHIBIT 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY ASTERISKS AND BRACKETED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          AMENDMENT TO THE AMENDED AND RESTATED START PAGE AGREEMENT

         This Amendment to the Amended and Restated Start Page Agreement (the "Amendment") is made and entered into effective as of July 1, 2000 (the "Amendment Effective Date") and is made by and between NetZero, Inc., a Delaware corporation ("NetZero"), and LookSmart, Ltd., a Delaware corporation ("LookSmart"), and modifies that certain Amended and Restated Start Page Agreement by and between NetZero and LookSmart dated February 1, 2000 (the "Agreement"). Except as expressly modified herein, the Agreement shall remain in full force and effect. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

                                 Recitals

         WHEREAS, pursuant to the Agreement, the parties have previously utilized a certain process pursuant to which NetZero requests LookSmart services;

         WHEREAS, pursuant to the Agreement, the parties utilize a payment methodology pursuant to which LookSmart pays NetZero for each such service provided that qualifies as a Referral;

         WHEREAS, during the time the Agreement has been effective, including predecessor agreements, the parties have relied upon LookSmart's calculation of the number of Referrals which was based on NetZero's requests to LookSmart's web page server and/or ad server;

         WHEREAS, shortly after the Effective Date of the Agreement, the parties mutually implemented a new process pursuant to which NetZero serves the Co-Branded Start Page;

         WHEREAS, due to the difficulties in tracking which Referrals are billable and non-billable, the parties desire to change the payment structure for Referrals to eliminate the concept of non-billable Referrals and to make an appropriate adjustment to Referral pricing;

         NOW, THEREFORE, the parties agree as follows:

1. As of July 1, 2000, the first sentence of Section 2(b) of the Agreement, shall be deleted in its entirety and replaced with the following language:

         "LookSmart shall pay to NetZero [**********] per 1000 Referrals (collectively, "CPM REVENUES")."

* Confidential treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by asterisks and bracketed. The confidential portions have been filed separately with the Securities and Exchange Commission.

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2.       As of July 1, 2000, the fourth sentence of Section 2(b) of the
Agreement shall be deleted in its entirety and replaced with the following language:

         "For the purposes of this Agreement, a "Referral" shall mean each request sent from NetZero to LookSmart's ad servers (each, an "Ad Request") as tracked by LookSmart in a manner consistent with the method LookSmart has historically tracked Ad Requests. NetZero agrees that it will not create any new features that are designed to significantly increase the number of Referrals generated during a particular Subscriber session in excess of the number of Referrals (using the definition of Referrals set forth herein) that would have been generated during a similar Subscriber session prior to the Amendment Effective Date, except that NetZero may develop and implement processes which are specifically intended to decrease the load time of the Co-Branded Start Page. LookSmart agrees that it will not alter the Co-Branded Services to eliminate the tags or links that generate Ad Requests. In the event that LookSmart's ad servers or tracking methodology are malfunctioning, defective or otherwise incorrectly tracking Ad Requests, the parties shall work together in good faith to cure such deficiency and to reconcile the number of Referrals."

3. The parties agree that all past accounting for Referrals through June 30, 2000, as contained in LookSmart's confirmations, conforms to the Agreement and is accurate and complete, and that NetZero has relied upon such confirmations to account for Referrals during such period. LookSmart agrees that pursuant to such accounting it shall pay NetZero for an estimated [********] Referrals in June 2000 at [****] per Referral, where such number of Referrals for June 2000 shall be subject to good faith final adjustment.

This Agreement has been executed to be effective as of the date first written above.

NetZero, Inc.                                        LookSmart, Ltd.

By: /s/ Charles S. Hilliard                          By: /s/ Martin E. Roberts

Name: Charles S. Hilliard                            Name: Martin E. Roberts

Title:   Senior Vice President                       Title:   Senior Counsel
         and Chief Financial Officer



* Confidential treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by asterisks and bracketed. The confidential portions have been filed separately with the Securities and Exchange Commission.